UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 11, 2008
Date of Report (Date of Earliest Event Reported)

PANTERA PETROLEUM, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52506	98-0440762
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

111 Congress Avenue, Suite 400 Austin, TX 78701
(Address of Principal Executive Offices)

 (512) 391-3868
(Registrant's Telephone Number)

N/A
(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4)

Item 8.01.	Other Events.

On December 11, 2008 the Registrant entered into a Letter of Intent (the “Letter”) with ESP Resources, Inc. (“ESP Resources”), a petrochemical manufacturing, distributing and marketing company based in Lafayette, Louisiana. The Letter sets forth the basic terms and conditions of a transaction through which the Registrant will acquire ESP Resources (the “Acquisition”).

According to the Letter, as soon as reasonably possible, the parties will finalize and execute transaction documents setting forth the terms of the Acquisition.

ESP Resources, through its wholly owned subsidiary, ESP Petrochemicals, Inc., is a manufacturer, distributor, and marketer of specialty chemicals that solve oil field problems, enhance production, and provide cost savings for its oil exploration and production customers. Its product line offers chemical solutions for a wide variety of oil field applications, including production, drilling, waste remediation, cleaning, and waste treatment. Using its sophisticated Chemical Analytics system that compares data gathered from thousands of wells worldwide with the ambient conditions at a customer's well, ESP can very quickly design chemicals to match the operating conditions at the well site, resulting in a uniquely sought-after offering within the oil industry.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The Letter of Intent is incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2008

/s/ Chris Metcalf
Chris Metcalf
Chief Executive Officer, President and Director